                               HOGAN SYSTEMS, INC.
                                    EXHIBIT 11
                  Weighted Average Number of Common Shares and
                      Common Share Equivalents Outstanding
                                 (In thousands)



                                                                                1995               1994
                                                                                ----               ----

Three-month period ended September 30:

      Shares outstanding at beginning of period                                14,461             14,383

      Exercise of share options                                                    48                  -

      Common share equivalents                                                    991                417
                                                                            ---------           --------

   Weighted average number of common
      shares and common share equivalents
      outstanding                                                              15,500             14,800
                                                                            =========           ========

Six-month period ended September 30:

      Shares outstanding at beginning of period                                14,390             14,381

      Exercise of share options                                                   120                  1

      Common share equivalents                                                    990                518
                                                                            ---------           --------

   Weighted average number of common
      shares and common share equivalents                                      15,500             14,900
                                                                            =========           ========
      outstanding
